EXHIBIT 3.1
                            ARTICLES OF INCORPORATION

                                       OF

                      INTERNATIONAL BANCSHARES CORPORATION

                        ------------------------------

      Pursuant to the provisions of Article 3.01 of the Texas Business Corporation Act (the "TBCA"), the undersigned Incorporator adopts the following Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation is International Bancshares Corporation.

                                   ARTICLE II

      The period of duration of the corporation is perpetual.

                                   ARTICLE III

      The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be organized under the TBCA.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have the authority to issue is Fifteen Million (15,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

                                    ARTICLE V

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.
                                   ARTICLE VI

      The street address of the initial registered office of the corporation is 1200 San Bernardo, Laredo, Texas 78041, and the name of the initial registered agent for the corporation at such address is Dennis E. Nixon.

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                                   ARTICLE VII

      The initial Board of Directors of the corporation shall consist of nine members, whose names and addresses are as follows:

                  Name                            Address
                  ----                            -------
            Dennis E. Nixon                     1200 San Bernardo
                                                Laredo, Texas  78041

            Alberto A. Santos                   1200 San Bernardo
                                                Laredo, Texas  78041

            R. David Guerra                     1200 San Bernardo
                                                Laredo, Texas  78041

            Leonardo Salinas                    1200 San Bernardo
                                                Laredo, Texas  78041

            Roy Jennings, Jr.                   1200 San Bernardo
                                                Laredo, Texas  78041

            Lester Avigael                      1200 San Bernardo
                                                Laredo, Texas  78041

            Richard E. Haynes                   1200 San Bernardo
                                                Laredo, Texas  78041

            Irving Greenblum                    1200 San Bernardo
                                                Laredo, Texas  78041

            Sioma Neiman                        1200 San Bernardo
                                                Laredo, Texas  78041

                                  ARTICLE VIII

      The undersigned Incorporator, Dennis E. Nixon, is a natural person of the age of eighteen (18) years or more whose address is 1200 San Bernardo, Laredo, Texas 78041.
                                   ARTICLE IX

      The corporation shall indemnify to the fullest extent permitted by the TBCA, as presently in effect and as hereafter amended, any person who was, is, or is threatened to be made a named defendant or respondent to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person (i) is or was a director or officer of the corporation, or (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The corporation shall have the power to purchase and maintain liability insurance for those persons or make other arrangements on such persons' behalf as and to the fullest extent permitted by the TBCA, as presently in effect and as hereafter amended.
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                                    ARTICLE X

      Cumulative voting by the shareholders of the corporation at any election for directors or upon any other matter is expressly prohibited, and the directors of the corporation shall be elected by plurality vote of the shareholders entitled to vote at such election.

                                   ARTICLE XI

      A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (a) a breach of the director's duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (d) an act or omission for which the liability of the director is expressly provided by an applicable statute.

      If the TBCA or the Texas Miscellaneous Corporation Laws Act (the "TMCLA") hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the TBCA, as amended and the TMCLA, as amended. Any repeal or modification of this Article XI by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director at the time of such repeal or modification.
                                   ARTICLE XII

      No shareholder of the corporation shall, by reason of his holding shares of any class of the capital stock of the corporation, have any preemptive or preferential right, other than such preemptive or preferential rights, if any, as the Board of Directors in its discretion may fix, to purchase, subscribe to or otherwise acquire any unissued or treasury shares of any class of the capital stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, exchangeable for, or carrying or accompanied by warrants, options or rights to purchase or subscribe to shares of any class of the capital stock of the corporation, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, and the Board of Directors may issue shares of any class of the capital stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, exchangeable for, or carrying or accompanied by warrants, options or rights to purchase or subscribe to shares of any class of the capital stock of the corporation, now or hereafter to be authorized, without offering any such shares of any class of capital stock of the corporation, either in whole or in part, to the existing shareholders of any class of the capital stock of the corporation.
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                                  ARTICLE XIII

      Any action required by the TBCA, as presently in effect and as hereafter amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
                                   ARTICLE XIV

      Special meetings of the shareholders may be called only by (i) the Board of Directors, the President, or such other person(s) so authorized by the by-laws of the corporation or (ii) the holders of at least fifty percent of the outstanding shares entitled to vote at the proposed special meeting.

                                   ARTICLE XV

      With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by TBCA, as presently in effect and as hereafter amended, the act of the shareholders on that matter shall only require the affirmative vote of the holders of at least a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the TBCA, as presently in effect and hereafter amended.

      EXECUTED this 6th day of June, 1995.

                                               /s/ DENNIS E. NIXON
                                           Dennis E. Nixon, Incorporator

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